Exhibit 99.1

TreeHouse Foods and Investindustrial Announce Definitive Acquisition Agreement for a Total Enterprise Value of $2.9 Billion

TreeHouse Foods Shareholders to Receive $22.50 Per Share in Cash and One Contingent Value Right Per Share

OAK BROOK, Ill., November 10, 2025 – TreeHouse Foods, Inc. (NYSE: THS, “TreeHouse Foods” or “the Company”) and Industrial F&B Investments III Inc. (“Investindustrial”), an independently managed investment subsidiary of Investindustrial VIII SCSp, part of a leading European group of independently managed investment, holding, and advisory companies, today announced that they have entered into a definitive agreement under which TreeHouse Foods will be acquired by Investindustrial in an all-cash transaction for a total Enterprise Value of $2.9 billion.

Under the terms of the agreement, TreeHouse Foods shareholders will receive $22.50 per share in cash for each share of common stock owned at closing, and one non-transferable Contingent Value Right (“CVR”) per common share. The CVR generally will provide a holder with an opportunity to receive certain net proceeds, if any are recovered, from certain ongoing litigation relating to part of TreeHouse Foods’ coffee business.

The upfront cash portion of the consideration of $22.50 per common share represents an equity value of $1.2 billion, a 38% premium to TreeHouse Foods’ closing share price on September 26, 2025, the last full trading day prior to market speculation around a transaction and a 29% premium to the Company's 30-day volume-weighted average share price on September 26, 2025.

“TreeHouse Foods has been executing a strategy to become a focused snacking and beverage private brand leader with depth in categories, attractive long-term prospects and an agile operating model. Our agreement with Investindustrial, a leading European investor with a strong track record in food manufacturing and related sectors, will provide shareholders with immediate cash value, at a substantial premium,” said Steve Oakland, Chairman, Chief Executive and President of TreeHouse Foods. “I am incredibly grateful to the entire TreeHouse Foods team for helping us reach this milestone, and we look forward to partnering with Investindustrial to position TreeHouse Foods for continued success in its next chapter.”

“Today’s agreement with Investindustrial follows careful consideration by our Board to determine the best path to maximize value for shareholders,” said Linda Massman, Lead Independent Director of the TreeHouse Foods Board of Directors. “We are pleased to have reached an agreement that will deliver compelling, cash value for our shareholders.”

“Investindustrial is delighted to welcome TreeHouse as the newest platform in its global food and beverage portfolio,” said Andrea C. Bonomi, Chairman of the Industrial Advisory Board of Investindustrial. “The acquisition of TreeHouse Foods, which will operate independently within Investindustrial’s portfolio, underscores the firm’s expertise in food and beverage and highlights its strong presence in North America, where Investindustrial portfolio companies will have a total of over 85 manufacturing plants and 16,000 employees, following the acquisition of TreeHouse Foods. We have long admired TreeHouse Foods and have tremendous respect for Steve and the entire team, who have built a dynamic snacking and beverage leader and supply chain partner to blue-chip retail, food service and food-away-from-home customers across North America. We are confident in the long-term growth opportunities in private brands and the categories where TreeHouse Foods operates, as well as the company’s ability to build on its strong foundation of leadership. We look forward to working closely with the TreeHouse Foods leadership team and employees to drive its long-term success.”

Transaction Details
The transaction, which has been unanimously approved by the TreeHouse Foods Board of Directors, is expected to close in the first quarter of 2026, subject to approval by TreeHouse Foods shareholders and satisfaction of regulatory approvals and other customary closing conditions. JANA Partners LLC, a 10% shareholder of TreeHouse Foods common stock, has entered into a customary voting agreement to vote in favor of the transaction at the special meeting of TreeHouse Foods shareholders to be held in connection with the transaction. The transaction is not subject to a financing condition.

Upon completion of the transaction, the Company’s common stock will no longer be listed on the New York Stock Exchange, and TreeHouse Foods will become a private company.

Contingent Value Right
Under the terms of the definitive agreement, shareholders will receive one non-transferable CVR per share, which will provide holders with an opportunity to receive, on a per unit basis, 85% of net proceeds, if any are recovered, from the ongoing TreeHouse Foods, Inc. et al. v. Green Mountain Coffee Roasters, Inc. et al. litigation.

As previously disclosed, in February 2014, TreeHouse Foods, along with its 100% owned subsidiaries, Bay Valley Foods, LLC and Sturm Foods, Inc., filed suit against Keurig Dr. Pepper Inc.'s wholly-owned subsidiary, Keurig Green Mountain ("KGM"), in the U.S. District Court for the Southern District of New York asserting claims under the federal antitrust laws, various state antitrust laws and unfair competition statutes, contending that KGM had monopolized alleged markets for single serve coffee brewers and single serve coffee pods. TreeHouse Foods is seeking monetary damages, declaratory relief, injunctive relief and attorneys' fees. In August 2020, the Company’s economic experts estimated monetary damages to be in the range of $719.4 million to $1.5 billion for the Company's antitrust claims, before trebling, and $358.0 million for a subset of the Company's false advertising claims, without accounting for discretionary trebling by the court. The matter remains pending, with summary judgment motions fully briefed.

Third Quarter 2025 Financial Results
In a separate press release issued today, TreeHouse Foods announced third quarter 2025 financial results. In light of the announced transaction with Investindustrial, TreeHouse Foods has canceled the associated earnings conference call previously scheduled for today and withdrawn its prior guidance.

Advisors
Goldman Sachs & Co. LLC is serving as financial advisor to TreeHouse Foods, Jones Day is serving as legal counsel and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor.

Lazard, RBC Capital Markets and Deutsche Bank are serving as financial advisors to Investindustrial. RBC Capital Markets, Deutsche Bank and KKR Capital Markets have provided Investindustrial with financing support for the transaction. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Investindustrial on the acquisition, with Paul, Weiss, Rifkind, Wharton & Garrison LLP serving as financing legal counsel.

ABOUT TREEHOUSE FOODS
TreeHouse Foods, Inc. is a leading private brands snacking and beverage manufacturer in North America. Our purpose is to engage and delight - one customer at a time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutually profitable growth for TreeHouse and for our customers. Our purpose is supported by investment in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects in the categories in which we operate.

Additional information, including Forms 10-Q and 10-K, may be found at TreeHouse Foods' investor relations website.

ABOUT INVESTINDUSTRIAL
Investindustrial is a leading European group of independently managed investment, holding, and advisory companies with €17 billion of raised fund capital. With ESG principles deeply embedded into the firm’s core approach, Investindustrial has a 35-year history of providing mid-market companies with capital, industrial expertise, operational focus and global platforms to accelerate sustainable value creation and international expansion.

Certain companies of the Investindustrial group are authorized by, and subject to regulatory supervision of the FCA in the United Kingdom, the CSSF in Luxembourg and the FSRA in Abu Dhabi Global Market. References to ‘Investindustrial’ are of generic nature, for ease of reading, and may refer, depending on the context, to a fund or any of its independently managed subsidiaries. Investindustrial’s investment companies act independently from each other and each Investindustrial fund. More information is available on www.investindustrial.com.

FORWARD-LOOKING STATEMENTS
Throughout this press release, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, TreeHouse Foods or its businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: the risk that the transaction does not close, due to the failure of one or more conditions to closing; the risk that required governmental or TreeHouse Foods’ shareholder approvals of the merger (including antitrust approvals) will not be obtained or that such approvals will be delayed beyond current expectations; litigation in respect of TreeHouse Foods or the merger; and disruption from the merger making it more difficult to maintain customer, supplier, key personnel and other strategic relationships. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in TreeHouse Foods’ most recent Annual Report on Form 10-K filed with the SEC on February 14, 2025, TreeHouse Foods’ more recent Quarterly Report on Form 10-Q filed with the SEC on July 31, 2025 and Current Reports on Form 8-K filed with the SEC. TreeHouse Foods can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, TreeHouse Foods cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TreeHouse Foods does not intend, and assumes no obligation, to update any forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is being made in respect of the proposed transaction involving TreeHouse Foods and Investindustrial. TreeHouse Foods intends to file with the SEC a proxy statement in connection with the proposed transaction with Investindustrial as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of TreeHouse Foods and will contain important information about the proposed transaction and related matters. TREEHOUSE FOODS’ SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by TreeHouse Foods with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of TreeHouse Foods will be able to obtain free copies of the proxy statement through TreeHouse Foods’ website, www.treehousefoods.com, or by contacting TreeHouse Foods by mail at TreeHouse Foods, Inc., Attn: Corporate Secretary, 2021 Spring Road, Suite 600, Oak Brook, IL, 60523.

PARTICIPANTS IN THE SOLICITATION
TreeHouse Foods and its respective directors, executive officers and other members of management and certain of its employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about TreeHouse Foods’ directors and executive officers is included in TreeHouse Foods’ Annual Report on Form 10-K for the year ended 2024 filed with the SEC on February 14, 2025, and the proxy statement for TreeHouse Foods’ annual meeting of shareholders for April 24, 2025, filed with the SEC on March 13, 2025. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above.

INVESTINDUSTRIAL’S USE OF TERMS
The terms “group”, “Investindustrial”, “we”, “us” (and similar) in this document have been used only for practical ease of reading and do not intend to imply any specific reference to a legal definition or any activity of control by any individual or company with respect to other companies. Investindustrial companies are each independently managed by their respective boards of directors. The term “Investindustrial” may refer where the context requires to companies other than the investment subsidiary of the fund Investindustrial Group’s investment companies act independently from each other and each Investindustrial fund.

Please also note that any hyperlink or website mentioned herein, and information and links contained therein are not part of this communication and should not be considered as incorporated by reference herein.

Contacts

TreeHouse Foods

Investors
matthew.siler@treehousefoods.com

Media
Leigh Parrish / Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investindustrial

Julia Fisher
Edelman Smithfield
(646) 301-2968
Julia.fisher@edelmansmithfield.com